Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Fourth Quarter and Full Year 2015 Results
Asset Sales in 2015 of $2.0 Billion
Same Property Portfolio 91.4% Leased
2015 Same Property Leasing Activity of 3.9 Million Square Feet

Chicago - February 17, 2016 - Equity Commonwealth (NYSE: EQC) today reported its financial results for the quarter and full year ended December 31, 2015. All per share results are reported on a diluted basis.

Financial results for the quarter ended December 31, 2015
Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended December 31, 2015, were $31.8 million, or $0.25 per share. This compares to FFO for the quarter ended December 31, 2014 of $60.4 million, or $0.47 per share.

Normalized FFO was $34.4 million, or $0.27 per share. This compares to Normalized FFO for the quarter ended December 31, 2014 of $68.7 million, or $0.53 per share.

The decrease in FFO and Normalized FFO during the quarter ended December 31, 2015 was largely due to the successful execution of $2.0 billion in dispositions in 2015.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Net income attributable to common shareholders was $36.2 million, or $0.28 per share, for the quarter ended December 31, 2015. This compares to a net loss attributable to common shareholders of $165.5 million, or $1.28 per share, for the quarter ended December 31, 2014.

The weighted average number of diluted common shares outstanding for the quarter ended December 31, 2015 was 127,492,793 shares, compared to 129,397,816 for the quarter ended December 31, 2014.

Same property results for the quarter ended December 31, 2015
The company’s same property portfolio, for the quarter and year ended December 31, 2015, consisted of 65 properties totaling 24.0 million square feet. There were no properties designated as held for sale at the end of the quarter. Operating results were as follows:

•	The same property portfolio was 91.4% leased as of December 31, 2015, compared to 91.7% as of September 30, 2015, and 90.0% as of December 31, 2014.

•	The company entered into leases for approximately 984,000 square feet, including renewal leases for approximately 585,000 square feet and new leases for approximately 399,000 square feet.

•	Same property cash NOI decreased 6.5% when compared to the same period in 2014, largely the result of an increase in operating expenses.

•	Same property NOI decreased 5.8% when compared to the same period in 2014, largely the result of an increase in operating expenses.

•	Cash rental rates on new and renewal leases were 5.6% higher compared to prior cash rental rates for the same space.

•	GAAP rental rates on new and renewal leases were 15.5% higher compared to prior GAAP rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. Same property NOI and same property cash NOI include properties continuously owned from October 1, 2014 through December 31, 2015 and exclude properties owned during this period that are designated as held for sale.

Significant events for the quarter ended December 31, 2015

•
The company sold nine properties totaling 2.6 million square feet for a gross sales price of $275.2 million and a weighted average cap rate in the low 6% range. Seven of these properties were designated as held for sale at the quarter ended September 30, 2015.

•	The company prepaid at par the $116.0 million 5.24% mortgage loan encumbering 111 Monument Circle in Indianapolis, IN.

•	A common dividend distribution was not required and the Board of Trustees determined not to make a distribution in 2015.

Financial results for the year ended December 31, 2015
FFO for the full year ended December 31, 2015, was $198.7 million, or $1.53 per share. This compares to FFO for the full year ended December 31, 2014 of $415.3 million, or $3.32 per share. The decrease in FFO for the full year 2015 was largely due to asset sales and the company’s sale of its equity interest in Select Income REIT in 2014.

Normalized FFO was $220.6 million, or $1.70 per share. This compares to Normalized FFO for the full year ended December 31, 2014 of $268.3 million, or $2.14 per share. The following items impacted Normalized FFO per share for the year ended December 31, 2015 compared to the corresponding 2014 period:

•	approximately ($0.66) per share from properties sold as part of the company’s previously announced repositioning plan;

•	approximately ($0.23) per share due to the company’s sale of its entire interest in Select Income REIT (SIR);

•	approximately $0.28 per share from lower interest expense; and

•	approximately $0.22 per share from lower recurring general & administrative expense.

Net income attributable to common shareholders was $71.9 million, or $0.56 per share, for the year ended December 31, 2015. This compares to net loss attributable to common shareholders of $24.3 million, or $0.19 per share, for the year ended December 31, 2014.

The weighted average number of diluted common shares outstanding for the year ended December 31, 2015 was 129,436,642 shares, compared to 125,162,915 for the year ended December 31, 2014.

Same property results for the year ended December 31, 2015

•	The company entered into leases for approximately 3.9 million square feet, including renewal leases for approximately 2.0 million square feet and new leases for approximately 1.9 million square feet.

•	Same property cash NOI decreased 0.8% when compared to the same period in 2014.

•	Same property NOI decreased 0.3% when compared to the same period in 2014.

•	Cash rental rates on new and renewal leases were 3.0% higher compared to prior cash rental rates for the same space.

•	GAAP rental rates on new and renewal leases were 10.6% higher compared to prior GAAP rental rates for the same space.

Significant events for the year ended December 31, 2015

•
The company disposed of 91 properties totaling 18.9 million square feet. The gross sales price was $2.0 billion at a weighted average cap rate in the low-to-mid 7% range. Proceeds were $1.7 billion following credits for contractual lease costs and mortgage debt repayments, including prepayment costs.

•
The company entered into a new $1.15 billion Credit Agreement that reduced the interest rate and extended the term of the company’s unsecured revolving credit facility and term loan. The Credit Agreement is comprised of a $750 million revolving credit facility, a $200 million five-year term loan, and a $200 million seven-year term loan.

•	The company reduced debt by $489.9 million, with a weighted average interest rate of 5.8%.

•
The Board of Trustees authorized the repurchase of up to $200 million of its common shares. In 2015, the company repurchased 3,410,300 of its common shares at an average price of $25.76 per share for a total investment of $87.8 million.

Subsequent Events

•	In 2016, the company's share buyback activity has totaled 861,162 common shares at an average price of $25.94 per share for a total investment of $22.3 million.

•	In February 2016, the company redeemed the $139.1 million outstanding 6.25% senior unsecured notes due August 2016.

•	In February 2016, the company closed on the sale of Executive Park, a 427,000 square foot, 72.8% leased, 9 building office park located in Atlanta, GA for a gross sales price of $50.9 million.

Disposition Update
The company continues to pursue its previously announced plan to sell approximately $3.0 billion of assets, creating capacity for future opportunities. As part of this plan, the company has sold $2.1 billion of assets at a weighted average cap rate in the low 7% range. The company has 11 properties totaling over 1.5 million square feet in the market.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss fourth quarter and year end results on Thursday, February 18, 2016, at 9:00 am CST. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Fourth Quarter 2015 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. As of February 17, 2016, EQC’s portfolio comprised 64 properties and 23.5 million square feet.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale, consummating asset sales, identifying future investment opportunities, strengthening the balance sheet and improving property performance. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
Real estate properties:
Land	$389,410	$714,238
Buildings and improvements	3,497,942	5,014,205
	3,887,352	5,728,443
Accumulated depreciation	(898,939)	(1,030,445)
	2,988,413	4,697,998
Acquired real estate leases, net	88,760	198,287
Cash and cash equivalents	1,802,729	364,516
Restricted cash	32,245	32,257
Rents receivable, net of allowance for doubtful accounts of $7,715 and $6,565, respectively	174,676	248,101
Other assets, net	157,549	220,480
Total assets	$5,244,372	$5,761,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,460,592	1,598,416
Mortgage notes payable, net	249,732	609,249
Accounts payable and accrued expenses	123,587	162,204
Assumed real estate lease obligations, net	4,296	26,784
Rent collected in advance	27,340	31,359
Security deposits	10,338	14,044
Total liabilities	$1,875,885	$2,442,056

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 and 4,915,497 shares issued and outstanding, respectively, aggregate liquidation preference of $122,880 and $122,887, respectively	$119,263	$119,266
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 126,349,914 and 129,607,279 shares issued and outstanding, respectively	1,263	1,296
Additional paid in capital	4,414,611	4,487,133
Cumulative net income	2,333,709	2,233,852
Cumulative other comprehensive loss	(3,687)	(53,216)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(650,195)	(622,271)
Total shareholders’ equity	$3,368,487	$3,319,583
Total liabilities and shareholders’ equity	$5,244,372	$5,761,639

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues
Rental income(1)	$113,254	$173,036	$570,382	$691,699
Tenant reimbursements and other income	25,680	39,772	144,509	170,158
Total revenues	$138,934	$212,808	$714,891	$861,857

Expenses:
Operating expenses	$63,820	$94,158	$324,948	$387,982
Depreciation and amortization	37,143	58,839	194,001	227,532
General and administrative	13,739	16,760	57,457	113,155
Loss on asset impairment	—	167,145	17,162	185,067
Acquisition related costs	—	—	—	5
Total expenses	$114,702	$336,902	$593,568	$913,741

Operating income (loss)	$24,232	$(124,094)	$121,323	$(51,884)

Interest and other income	1,176	490	5,989	1,561
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,005, $151, $1,028, and $(549), respectively)	(24,390)	(32,151)	(107,316)	(143,230)
Gain (loss) on early extinguishment of debt	550	(1,790)	6,661	4,909
(Loss) gain on sale of equity investment	—	(160)	—	171,561
Gain on issuance of shares by an equity investee	—	—	—	17,020
Foreign currency exchange gain (loss)	96	—	(8,857)	—
Gain on sale of properties	41,468	—	84,421	—
Income (loss) from continuing operations before income taxes and equity in earnings of investees	43,132	(157,705)	102,221	(63)
Income tax benefit (expense)	13	(1,025)	(2,364)	(3,191)
Equity in earnings of investees	—	—	—	24,460
Income (loss) from continuing operations	43,145	(158,730)	99,857	21,206
Discontinued operations:
Income from discontinued operations (1)	—	169	—	8,389
Loss on asset impairment from discontinued operations	—	—	—	(2,238)
Loss on early extinguishment of debt from discontinued operations	—	—	—	(3,345)
Net income (loss)	$43,145	$(158,561)	$99,857	$24,012
Preferred distributions	(6,981)	(6,981)	(27,924)	(32,095)
Excess fair value of consideration over carrying value of preferred shares	—	—	—	(16,205)
Net income (loss) attributable to Equity Commonwealth common shareholders	$36,164	$(165,542)	$71,933	$(24,288)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Amounts attributable to Equity Commonwealth common shareholders:
Income (loss) from continuing operations	$36,164	$(165,711)	$71,933	$(27,094)
Income from discontinued operations	—	169	—	8,389
Loss on asset impairment from discontinued operations	—	—	—	(2,238)
Loss on early extinguishment of debt from discontinued operations	—	—	—	(3,345)
Net income (loss)	$36,164	$(165,542)	$71,933	$(24,288)

Weighted average common shares outstanding — basic (2)	126,350	129,398	128,621	125,163
Weighted average common shares outstanding — diluted (2)	127,493	129,398	129,437	125,163

Basic earnings (loss) per common share attributable to Equity Commonwealth common shareholders:
Income (loss) from continuing operations	$0.29	$(1.28)	$0.56	$(0.21)
Income from discontinued operations	$—	$—	$—	$0.02
Net income (loss)	$0.29	$(1.28)	$0.56	$(0.19)
Diluted earnings (loss) per common share attributable to Equity Commonwealth common shareholders:
Income (loss) from continuing operations	$0.28	$(1.28)	$0.56	$(0.21)
Income from discontinued operations	$—	$—	$—	$0.02
Net income (loss)	$0.28	$(1.28)	$0.56	$(0.19)

(1)	Rental income and income from discontinued operations include non-cash straight line rent adjustments, and non-cash amortization of intangible lease assets and liabilities.
(2)
As of December 31, 2015 we had 4,915 series D preferred shares outstanding that were convertible into 2,363 of our common shares. The series D preferred shares are anti-dilutive for all periods presented. We have granted restricted share units ("RSU"s) to certain employees, officers, and the chairman of the Board of Trustees. The RSUs contain both service and market-based vesting components. None of the RSUs have vested. If the market-based vesting component was measured as of December 31, 2015, 1,143 common shares would be issued to RSU holders, and no shares would have been issued as of December 31, 2014. Using a weighted average basis, 1,143 and 816 common shares are reflected in diluted earnings per common share for the three months and year ended December 31, 2015, respectively. The RSUs are excluded from basic earnings per common share for all periods presented because the market-based vesting measurement date has not yet occurred.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Calculation of FFO
Net income (loss)	$43,145	$(158,561)	$99,857	$24,012
Depreciation and amortization	37,143	58,839	194,001	227,532
Loss on asset impairment from continuing operations	—	167,145	17,162	185,067
Loss on asset impairment from discontinued operations	—	—	—	2,238
FFO from equity investees	—	—	—	33,007
Gain on sale of properties	(41,468)	—	(84,421)	—
Equity in earnings of investees	—	—	—	(24,460)
FFO attributable to Equity Commonwealth	38,820	67,423	226,599	447,396
Preferred distributions	(6,981)	(6,981)	(27,924)	(32,095)
FFO attributable to EQC Common Shareholders	$31,839	$60,442	$198,675	$415,301

Calculation of Normalized FFO
FFO attributable to EQC common shareholders	$31,839	$60,442	$198,675	$415,301
Recurring adjustments:
Lease value amortization	1,482	2,133	7,515	10,650
Straight line rent adjustments from continuing operations	(1,744)	(2,359)	(5,328)	(12,531)
Straight line rent adjustments from discontinued operations	—	—	—	(226)
(Gain) loss on early extinguishment of debt from continuing operations	(550)	1,790	(6,661)	(4,909)
Loss on early extinguishment of debt from discontinued operations	—	—	—	3,345
Minimum cash rent from direct financing lease (1)	1,355	2,032	7,451	8,128
Loss (gain) on sale of equity investments	—	160	—	(171,561)
Gain on issuance of shares by an equity investee	—	—	—	(17,020)
Interest earned from direct financing lease	(51)	(164)	(407)	(787)
Normalized FFO from equity investees, net of FFO	—	—	—	(3,353)
Other items which affect comparability:
Shareholder litigation and transition related expenses (2)	2,138	1,099	10,869	37,681
Transition services fee	66	3,600	2,679	3,600
Acquisition related costs	—	—	—	5
Gain on sale of securities	—	—	(3,080)	—
Foreign currency exchange (gain) loss	(96)	—	8,857	—
Normalized FFO attributable to EQC Common Shareholders	$34,439	$68,733	$220,570	$268,323

Weighted average common shares outstanding -- basic (3)	126,350	129,398	128,621	125,163
Weighted average common shares outstanding -- diluted (3)	127,493	129,398	129,437	125,163
FFO attributable to EQC common shareholders per share -- basic (3)	$0.25	$0.47	$1.54	$3.32
FFO attributable to EQC common shareholders per share -- diluted(3)	$0.25	$0.47	$1.53	$3.32
Normalized FFO attributable to EQC common shareholders per share -- basic (3)	$0.27	$0.53	$1.71	$2.14
Normalized FFO attributable to EQC common shareholders per share -- diluted (3)	$0.27	$0.53	$1.70	$2.14

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

(1)
Amounts relate to contractual cash payments (including management fees) from one tenant at Arizona Center. Arizona Center was sold during the fourth quarter of 2015. Our calculation of Normalized FFO reflects the cash payments received from this tenant. The terms of this tenant's lease required us to classify the lease as a direct financing (or capital) lease. As such, the revenue recognized on a GAAP basis within our condensed consolidated statements of operations was $(281) and $172 for the three months ended December 31, 2015 and 2014, and $98 and $817 for the year ended December 31, 2015 and 2014, respectively.

(2)
Shareholder litigation and transition related expenses within general and administrative for the three months and year ended December 31, 2015 includes $2.1 million and $9.0 million, respectively, for the shareholder-approved liability for the reimbursement of expenses incurred by Related/Corvex since February 2013 in connection with their consent solicitations to remove the former Trustees, elect the new Board of Trustees and engage in related litigation. On August 4, 2015, we reimbursed $8.4 million to Related/Corvex under the terms of the shareholder-approved agreement. An additional $8.4 million will be reimbursed only if the average closing price of our common shares is at least $26.00 (as adjusted for any share splits or share dividends) from August 1, 2015 through July 31, 2016. As of December 31, 2015, the fair value of this liability is $7.2 million.

(3)
As of December 31, 2015 we had 4,915 series D preferred shares outstanding that were convertible into 2,363 of our common shares. The series D preferred shares are anti-dilutive for all periods presented. We have granted restricted share units ("RSU"s) to certain employees, officers, and the chairman of the Board of Trustees. The RSUs contain both service and market-based vesting components. None of the RSUs have vested. If the market-based vesting component was measured as of December 31, 2015, 1,143 common shares would be issued to RSU holders, and no shares would have been issued as of December 31, 2014. Using a weighted average basis, 1,143 and 816 common shares are reflected in diluted FFO and Normalized FFO attributable to EQC common shareholders per share for the three months and year ended December 31, 2015, respectively. The RSUs are excluded from basic FFO and Normalized FFO attributable to EQC common shareholders per share for all periods presented because the market-based vesting measurement date has not yet occurred.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$113,254	$173,036	$570,382	$691,699
Tenant reimbursements and other income	25,680	39,772	144,509	170,158
Operating expenses	(63,820)	(94,158)	(324,948)	(387,982)
NOI	$75,114	$118,650	$389,943	$473,875
Straight line rent adjustments	(1,744)	(2,359)	(5,328)	(12,531)
Lease value amortization	1,482	2,133	7,515	10,650
Lease termination fees	(309)	(1,477)	(8,184)	(4,749)
Cash Basis NOI	$74,543	$116,947	$383,946	$467,245
Cash Basis NOI from non-same properties (1)	(2,232)	(39,629)	(73,916)	(154,699)
Same Property Cash Basis NOI	$72,311	$77,318	$310,030	$312,546
Non-cash rental and termination income from same properties	735	224	610	(1,057)
Same Property NOI	$73,046	$77,542	$310,640	$311,489

Reconciliation of Same Property NOI to GAAP Operating Income (Loss)
Same Property NOI	$73,046	$77,542	$310,640	$311,489
Non-cash rental and termination income from same properties	(735)	(224)	(610)	1,057
Same Property Cash Basis NOI	$72,311	$77,318	$310,030	$312,546
Cash Basis NOI from non-same properties (1)	2,232	39,629	73,916	154,699
Cash Basis NOI	$74,543	$116,947	$383,946	$467,245
Straight line rent adjustments	1,744	2,359	5,328	12,531
Lease value amortization	(1,482)	(2,133)	(7,515)	(10,650)
Lease termination fees	309	1,477	8,184	4,749
NOI	$75,114	$118,650	$389,943	$473,875
Depreciation and amortization	(37,143)	(58,839)	(194,001)	(227,532)
General and administrative	(13,739)	(16,760)	(57,457)	(113,155)
Loss on asset impairment	—	(167,145)	(17,162)	(185,067)
Acquisition related costs	—	—	—	(5)
Operating Income (Loss)	$24,232	$(124,094)	$121,323	$(51,884)

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed during 2015.

NOI is total revenues minus operating expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2014 through December 31, 2015. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2014 through December 31, 2015. Discontinued operations and properties classified as held for sale are excluded from same property results.

We consider these measures to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.